Exhibit 10.10

NON-SOLICITATION  AND  NON-DISCLOSURE AGREEMENT

1.      The  individual  executing  this  agreement  (the  “Employee”)  is  or  will  soon  be  an  at-will  employee of American  International  Group,  Inc.  or  one  of  its  subsidiaries  (the  “Company”).  As  such,  the Employee is  free to resign  from  employment  at any time and for  any  reason.  Likewise,  the  Company may terminate  the  Employee’s  employment  at  any  time  for  any  reason.  This  Agreement  is  not  a guarantee of any  fixed term employment.

2.      This  Agreement  is  a  term  and  condition  of  the  Employee’s  at-will  employment  with  the Company.  Employment  with  the  Company  is  conditioned  upon  the  Employee’s  execution  of  this Agreement.

3.      This  Agreement is necessary  for the protection of the legitimate  and protectable business  interests of the  Company  and  its  affiliates  (collectively,  “AIG”)  in  their  customers,  customer  goodwill, accounts,  prospects,  employee  training,  and  confidential  and  proprietary  information.  The Employee’s employment  requires  exposure  to  and  use  of  Confidential,  Information  (as  defined  in Paragraph  5).  Accordingly,  the  Employee  agrees  that  during  and  after  the  Employee’s  employment with  AIG,  the  Employee  will  not,  directly  or  indirectly,  on  the  Employee’s  own  behalf  or  on  behalf of any  other  person  or  any  entity  other  than  AIG  solicit,  contact,  call  upon,  communicate  or  attempt to communicate  with  any  customer  or  client  or  prospective  customer  or  client of AIG,  where  to  do  so would  require  the  use  or  disclosure  of  Confidential  Information  (for  purposes  of  this  Agreement, “customer  or  client”  shall  not  include  insurance  brokers).  The  Employee  further  agrees  that  during the Employee’s  employment  with  AIG  and  for  a  period  of  one  (1)  year  after  employment  terminates for  any  reason,  the  Employee  will  not,  directly  or  indirectly,  regardless  of  who  initiates  the communication,  solicit,  participate  in  the  solicitation  or  recruitment  of,  or  in  any  manner  encourage or provide  assistance  to,  any  employee,  consultant,  registered  representative,  or  agent  of  AIG  to terminate  his  or  her  employment  or  other  relationship  with  AIG  or  to  leave  its  employ  or  other relationship with AIG  for  any  engagement in any  capacity  or  for  any  other person or entity.

4.      During  the  term  of  employment,  the  Employee  will  have  access  to  and  become  acquainted  with Confidential  Information.  The  Employee  agrees  that  during  the  Employee’s  employment  and  any time  thereafter,  all  Confidential  Information  will  be  treated  by  the  Employee  in  the  strictest confidence and will not  be disclosed or used by the Employee in any manner  other than in connection with  the  discharge  of  the  Employee’s  job  responsibilities  without  the  prior  written  consent  of  AIG  or unless  required  by  law.  The  Employee  further  agrees  that  Employee  will  not  remove  or  destroy  any Confidential  Information either  during  the  Employee’s  employment  or  at  any  time  thereafter  and  will return to  AIG  any  Confidential  Information  in  Employee’s  possession  at  the  end  of  Employee’s employment (or  earlier  if  so  requested  by  the  Company).  The  Employee  also  agrees  that  during  and after  the  Employee’s  employment  with  AIG,  the  Employee  will  not  make  any  false  disparaging comments  about  AIG  or  any  of  its  officers,  directors  or  employees  to  any  person  or  entity  not affiliated  with  AIG.  Nothing  herein  shall  prevent  the  Employee  from  making  or  publishing  any truthful  statement  (a)  when  required  by  law,  subpoena  or  court  order,  (b)  in  the  course  of  any  legal, arbitral  or  regulatory  proceeding,  (c)  to  any  governmental  authority,  regulatory  agency  or  self- regulatory  organization, or  (d) in connection with  any  investigation by  AIG.

5.      “Confidential  Information”  refers  to  an  item  of  information  or  a  compilation  of  information  in any form  (tangible  or intangible),  related  to  AIG’s  business  that  AIG  has  not  made  public  or authorized  public  disclosure  of,  and  that  is  not  generally  known  to  the  public  through  proper  means. Confidential  Information  includes,  but is not  limited to: (a)  business  plans  and analysis,  customer  and prospective  customer  lists,  personnel,  staffing  and  compensation  information,  marketing  plans  and strategies,  research  and  development  data,  financial  data,  operational  data,  methods,  techniques, technical  data,  know-how,  innovations,  computer  programs,  un-patented  inventions,  and  trade secrets;  and  (b)  information  about  the  business  affairs  of  third  parties  (including,  but  not  limited  to, customers  and  prospective customers)  that  such  third  parties  provide to Company  in  confidence.  The presence  of  non-confidential  items  of  information  within  an  otherwise  confidential  compilation  of information  will  not  remove  the  compilation  itself  (the  information  in  its  compiled  form)  from  the protection  of  this  Agreement.  Employee  acknowledges  that  items  of  Confidential  Information  are Company’s  valuable  assets  and  have  economic  value,  actual  or  potential,  because  they  are  not generally  known  by  the  public  or  others  who  could  use  them  to  their  own  economic  benefit  and/or  to  the competitive disadvantage of the Company.

6.      The  covenants  contained  in  Paragraphs  3  and  4  of  this  Agreement  shall  be  enforced  to  the  fullest extent  permissible  under  the  laws  and  public  policies  of  each  jurisdiction  in  which  enforcement  is sought.  The  Employee  acknowledges  that  these  restrictions  are  reasonably  necessary  for  the protection  of  AIG.  The  Employee  also  acknowledges  that  irreparable  harm  and  damages  would result  to  AIG  if  the  provisions  of  Paragraph  3  or  4  were  not  complied  with  and  agrees  that  AIG  shall be entitled  to  legal,  equitable  or  other  remedies,  including,  without  limitation,  injunctive  relief  and specific  performance  to  protect  against  the  inevitable  disclosure  of  AIG’s  Confidential  Information, any failure  to  comply  with  the  provisions  of  Paragraph  3  or  4  of  this  Agreement,  or  any  threatened breach  of  any  term  of  this  Agreement.  The  Employee  further  agrees  that  the  Employee  shall  be liable  for  the  attorneys’  fees  and  costs  incurred  by  AIG  as  a  result  of  the  Employee’s  breach  of Paragraph 3 or 4 of this  Agreement.

7.      Invention  Assignment:

(a)  Employee  hereby  assigns  all  right,  title  and  interest  in  any  intellectual  property,  including but not  limited  to  discoveries,  ideas,  inventions,  works,  reports,  rules,  processes,  lists,  data and other  materials  along  with  all  improvements  thereto  (whether  or  not  patentable  or registerable  under  copyright  or  similar  statutes)  under  conceived,  produced  or  developed  by me, either  alone  or  in  conjunction  with  others,  pursuant  to,  or  in  furtherance  of  Employee's employment with  the  Company (collectively  “Intellectual  Property”).   Moreover,  if requested,  Employee  agrees  to  execute  any  documents  required  to  perfect  the  Company’s interest  in  the  above  referenced  intellectual  property,  and  to  otherwise  fully  cooperate  with such process  during  and after Employee's  employment with  the Company.

(b)    This  assignment shall  include all such Intellectual Property  that:  (1) relates  in any  way  to the Company’s  business,  or  to  actual  or  anticipated  research  and  development  of  the Company; or (2) results  in  any  way  from the performance by Employee of duties  and responsibilities  as  an  employee  of  the  Company.  Employee  further  agrees  that  all  original works  of  authorship  which  were  made  by  Employee  (either  alone  or  with  others)  within  the scope  of  and  during  the  period  of  Employee's  employment  with  the  Company  and  which  are protectable  by  copyright  laws,  are  “works  made  for  hire” as that  term is defined  in  the  United States  Copyright Act.

(c)       Notwithstanding  the  above,  this  Section  does  not  apply  to  inventions  that  qualify  under state  law  as  inventions  that cannot be required  to be assigned.

8.      This  Agreement  (together  with  the  AIG  Code  of  Conduct)  sets  forth  the  entire  agreement regarding the  subject  matter  contained  in  this  Agreement, supersedes any  and  all  prior  agreements and understandings  regarding  this  subject  matter,  and  may  be  modified  only  by  a  written  agreement signed by  the  Employee  and  the  Company.  To  the  extent  that  any  provision  of  this  Agreement  is inconsistent with  the  Code  of  Conduct,  this  Agreement  governs.  If  any  term  of  this  Agreement  is rendered invalid  or  unenforceable,  the  remaining  provisions  shall  remain  in  full  force  and  shall  in  no way be  affected,  impaired  or  invalidated.  Should  a  court  determine  that  any  provision  of  this Agreement is  unreasonable,  whether  in  period  of time, geographical  area,  or  otherwise,  the  Employee agrees that  such  provision  of  the  Agreement  should  be  interpreted  and  enforced  to  the  maximum extent that  such  court  deems  reasonable.

9.                  THIS  AGREEMENT  SHALL  BE  GOVERNED  BY  AND  CONSTRUED  IN ACCORDANCE  WITH  THE  LAWS  OF  THE  STATE  OF  NEW  YORK,  WITHOUT  REGARD  TO CONFLICT OF  LAWS  PROVISIONS  (WHETHER  OF  THE  STATE  OF  NEW  YORK  OR  ANY OTHER JURISDICTION)  THAT  WOULD  CAUSE  THE  APPLICATION   OF  ANY  LAW  OTHER THAN THE  STATE  OF  NEW  YORK.   ANY  DISPUTE  CONCERNING  THIS  AGREEMENT SHALL PROCEED  IN  ACCORDANCE WITH THE  TERMS  OF  THE  COMPANY'S EMPLOYMENT DISPUTE  RESOLUTION  PROGRAM.

IN WITNESS  WHEREOF,  the  Employee  has  agreed  to  the  terms  set  forth  above  by  signing  below.

/s/ Douglas Dachille

Employee          Date: 7/22/2015